Exhibit 10.4

SECOND AMENDED AND RESTATED WAIVER AND CONSENT

AND

AMENDMENT NO. 5 TO PROMISSORY NOTE

AND

AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT

This SECOND AMENDED AND RESTATED WAIVER AND CONSENT AND AMENDMENT NO. 5 TO PROMISSORY NOTE (this “Waiver”), is made and entered into as of July 21, 2017, by and among Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), Odyssey Marine Enterprises, Ltd., a Bahamas company and wholly-owned subsidiary of the Company (“OME”), Penelope Mining LLC, a Delaware limited liability company (“Penelope”), and Minera del Norte S.A. de C.V., a Mexican societe anonime (“Minosa” and together with Penelope, the “Minosa Entities”). Reference is hereby made to that certain Stock Purchase Agreement dated as of March 11, 2015, as amended April 10, 2015 (the “SPA”), by and among the Company and the Minosa Entities. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the SPA.

WHEREAS, the Company entered into that certain Note Purchase Agreement, dated as of March 18, 2016 (the “Original Purchase Agreement”) by and among the Company, Epsilon Acquisitions LLC, a Delaware limited liability company (“Epsilon”) and OME, pursuant to which Epsilon loaned the Company an aggregate amount of approximately $3,000,000 evidenced by a secured convertible promissory note (the “Original Note”);

WHEREAS, the Company entered into that certain Amended and Restated Note Purchase Agreement, dated as of October 1, 2016 (the “A&R Purchase Agreement”), by and among the Company, Epsilon and OME, pursuant to which the Original Note was amended and restated to provide for an additional amount of $3,000,000 (the “A&R Note”);

WHEREAS, pursuant to certain Partial Assignment and Assumption Agreements, dated as of November 10, 2016 and as of December 15, 2016, respectively (together, the “Assignment Agreements”), by and between Epsilon and Minosa, Minosa agreed to fund $2,000,000 (the “Minosa Assignment Amount”) to Epsilon for the purposes of Epsilon funding loans to the Company and Epsilon assigned its rights under the A&R Note and related loan documents with respect to the Minosa Assignment Amount to Minosa (the “Minosa Assignment”);

WHEREAS, Epsilon converted the indebtedness evidenced by the Original Note into shares of Common Stock in accordance with the terms thereof;

WHEREAS, the Company proposes to enter into a Second Amended and Restated Note of even date herewith (the “Second A&R Note”) by and among the Company, Epsilon and OME, pursuant to which the A&R Note will be amended and restated to reflect the remaining balance following the Minosa Assignment;

WHEREAS, the Company proposes to enter into a Note Purchase Agreement of even date herewith (the “Purchase Agreement”) by and among the Company, Minosa and OME, pursuant to which Minosa will lend to the Company an additional loan in the amount of $750,000 with the possibility of extending additional loans in an amount up to $2,250,000 (the “Transaction”);

WHEREAS, in exchange for the loan, the Company will issue to Minosa a secured convertible promissory note of even date herewith (“Minosa Note” and together with the Second A&R Note, the “Notes”);

WHEREAS, the Company’s consummation of the Transaction would breach or violate certain representations, warranties, and covenants of the Company set forth in the SPA and certain related Transaction Documents;

WHEREAS, OME, the Company, and Minosa entered into that certain Promissory Note, dated as of March 11, 2015 (as amended by Amendment No. 1 thereto dated as of April 10, 2015, Amendment No. 2 thereto dated as of October 1, 2015, Amendment No. 3 thereto dated as of December 15, 2015, and Amendment No. 4 thereto dated as of March 18, 2016, and in effect as of the date hereof, the “SPA Note”); and

WHEREAS, in connection with the consummation of the Transaction, OME, the Company, and Minosa, have agreed to further amend certain provisions of the SPA Note, as set forth herein.

WHEREAS, the Minosa Entities are willing to consent to the Company’s execution and delivery of the Purchase Agreement and the consummation of the Transaction upon the terms and subject to the conditions set forth in this Waiver.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Waiver and Consent. In consideration of the representations, warranties, covenants and agreements set forth herein, Minosa and Penelope hereby consent to the Transaction and waive any breach of any representation or warranty and violation of any covenant in the SPA arising out of the Company’s execution and delivery of the Purchase Agreement and the consummation of the Transaction.

2. Pledge. Concurrent with the execution of this Waiver, the Company is delivering to the Minosa Entities, a second amended and restated pledge of all amounts due and payable to the Company and its Subsidiaries from Oceanica and its Subsidiaries and all direct and indirect equity interests in OME.

3. Waiver of Termination Rights. The Company waives, and agrees not to exercise its right to terminate the SPA pursuant to Section 8.1(c)(ii) thereto, both (a) until after the earlier of (i) July 1, 2018, (ii) the date that Minosa fails, refuses, or declines to fund (or otherwise does not fund) any Subsequent Loan (as defined in the Purchase Agreement) under the Purchase Agreement and (iii) demand is made for repayment of all or any part of the indebtedness outstanding under the SPA Note or either of the Notes and (b) unless on or prior to such termination, the Notes are paid in full.

4. Reduction of Commitment. To the extent that all or any portion of the Notes is converted into Common Stock, Penelope may elect to reduce its obligation to purchase Common Stock on the next subsequent date set forth in Annex C to the SPA by the dollar amount so converted.

5. Amendment to the SPA Note. Section 2(a) of the SPA Note is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“(a) Unless otherwise converted as provided herein, the Adjusted Principal Balance will be due and payable in full upon written demand by the Lender; provided that the Lender shall not demand payment of the Adjusted Principal Balance earlier than the first to occur of: (i) 30 days after the date on which (x) there is a denial or dismissal with respect to any appeal made in connection with, or amparo (or other legal proceeding) with respect to, the denial by SEMARNAT of the application for the Manifestacion de Impacto Ambiental relating to the Don Diego Project and any further rights of appeal or amparo with respect to such matter have been exhausted, (y) the Company or any of its affiliates withdraws any such appeal or amparo without the Lender’s prior written consent, or (z) the date that the Lender demands repayment of all or any part of the indebtedness outstanding under the Note or either of the Notes (as defined in the Note Purchase Agreement, dated as of August [•], 2017, among the Lender, Odyssey Marine Enterprises, Ltd, and the Company); (ii) termination by Odyssey Marine Exploration, Inc. of the Stock Purchase Agreement; (iii) the occurrence of an Event of Default, or (iv) a date, which may be no earlier than December 31, 2017 (the “Maturity Date”) that is at least 60 days subsequent to written notice that Lender intends to demand payment.”

6. Release of Claims. In consideration of, among other things, the Minosa Entities’ execution and delivery of this Waiver, each of the Company and OME, on behalf of itself, its equityholders and residual claimants and the respective successors and assigns of each (collectively, the “Releasors”), hereby forever agrees and covenants not to sue or prosecute against the Releasees (defined below) and hereby forever waives, releases and discharges each Releasee from, any and all claims (including, without limitation, cross-claims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential and punitive damages, demands, agreements, bonds, bills, specialties, covenants, controversies, torts, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever (collectively, “Claims”), that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether arising at law or in equity, against Penelope or Minosa in any capacity and the shareholders and “controlling persons” (within the meaning of the federal securities laws) of each, and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors, auditors, affiliates, consultants and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts whether or not now known, existing on or before the date hereof. The provisions of this Section 6 shall survive the expiration or termination of this Waiver.

7. Fees and Expenses. The Company agrees to pay all reasonable fees, costs and expenses of the Minosa Entities in an amount not to exceed $50,000 in connection with the preparation, negotiation, execution and delivery of this Waiver and in connection with the Transaction as provided for in Amendment No. 4 to the Promissory Note.

8. Representation and Warranties. Each of the Company and OME hereby represents and warrants to the Minosa Entities that this Amendment (a) has been duly authorized each of the Company and OME, including by the board of directors, or similar governing body, of the Company and OME, including by the approval of a majority of the directors of the Company that are not affiliated with the Minosa Entities, (b) was duly executed by the Company and OME, and (c) constitutes a legal, valid and binding obligation of the Company and OME enforceable in accordance with its terms.

9. No Further Waiver. Except as expressly set forth in Section 1 of this Waiver, the SPA is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Waiver is limited to the matters expressly set forth herein and shall not be deemed to be a waiver of any other term or condition of the SPA. Nothing contained herein shall constitute a waiver, amendment or modification of the Promissory Note or the Pledge Agreement.

10. Miscellaneous

(a) Governing Law, Jurisdiction. This Waiver and the legal relations between the parties hereto shall be governed by and construed in accordance with the substantive Laws of the State of Delaware, without regard to conflict of law principles thereof or of any other jurisdiction that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

(b) Execution in Counterparts. This Waiver may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same certification. Delivery of a copy of a manually executed counterpart of a signature page to this Waiver by email shall be effective as delivery of an original, manually executed counterpart of this Waiver.

(c) Incorporation of Article XII. Article XII of the SPA is incorporated herein by reference.

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IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first above written.

COMPANY:

ODYSSEY MARINE EXPLORATION, INC.

By:
Name: Mark D. Gordon
Title: President and Chief Executive Officer

OME:

ODYSSEY MARINE ENTERPRISES, LTD.

By:
Name: Mark D. Gordon
Title: Vice President and Director

PENELOPE:

PENELOPE MINING LLC

By:
Name: Andres Gonzalez Saravia
Title: Attorney in Fact

MINOSA:

MINERA DEL NORTE S.A. DE C.V.

By:
Name: Andres Gonzalez Saravia
Title: Authorized Person

[Signature Page to Second A&R Waiver]